Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement No. 333-00000 of our report dated August 17, 2005, relating to the consolidated financial statements of Actions Semiconductor Co., Ltd., appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

Deloitte Touche Tohmatsu

Hong Kong

October 21, 2005

Audit . Tax . Consulting . Financial Advisory .	Member of Deloitte Touche Tohmatsu